DISTRIBUTION AGREEMENT

THIS AGREEMENT is made and entered into as of this ___ day of __________, 2024, by and between Gladstone Alternative Income Fund, a Delaware statutory trust (the “Fund”), and Gladstone Securities, LLC, a Connecticut limited liability company (the “Distributor”).

WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified closed-end management investment company, operates as an interval fund and is authorized to issue its common shares of beneficial interest (the “Shares”);

WHEREAS, the Fund desires to retain the Distributor as its principal underwriter in connection with the offering of the Shares;

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, this Agreement has been approved by a vote of the Fund’s board of trustees (the “Board”), including those trustees who are not “interested persons” of the Fund, as defined in the 1940 Act, in conformity with Section 15(c) of the 1940 Act; and

WHEREAS, the Distributor is willing to act as principal underwriter for the Fund on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   Appointment of Distributor. The Fund hereby appoints the Distributor as its principal underwriter for the distribution of Shares, on the terms and conditions set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.   Services and Duties of the Distributor.

A.   The Distributor agrees to act as the principal underwriter of the Fund for the distribution of Shares upon the terms described in the Prospectus. As used in this Agreement, the term “Prospectus” shall mean each current prospectus, including the statement of additional information, as amended or supplemented, relating to the Fund and included in the currently effective registration statement(s) or post-effective amendment(s) thereto (the “Registration Statement”) of the Fund under the Securities Act of 1933, as amended (the “Securities Act”), and the 1940 Act.

B.   During the public offering of Shares, the Distributor shall use its best efforts to distribute the Shares. All orders for Shares shall be made through qualified broker-dealers and other financial intermediaries (the “Financial Intermediaries”) or directly to the Fund, or its designated agent; provided that, in no event, shall the Distributor be named as broker of record. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus. The Fund or its designated agent will confirm orders and subscriptions upon receipt, will make appropriate book entries and, upon receipt of payment therefor, will issue the appropriate number of Shares in uncertificated form. The Fund shall have the right to accept or reject any subscription in accordance with the terms of its governing documents and its Prospectus. The Fund shall give notice of such determination to the individual subscriber or financial intermediary as appropriate. No interest will be paid to subscribers on rejected subscriptions.

C.   [RESERVED]

D.   The Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations regarding the Fund other than as contained in the Prospectus and any sales literature and advertising materials specifically approved by the Fund.

E.   The Distributor agrees to review all proposed marketing materials for compliance with applicable FINRA and SEC advertising rules and regulations, and shall file with FINRA, those marketing materials that it believes are in compliance with such laws and regulations. The Distributor agrees to furnish to the Fund any comments provided by regulators with respect to such materials.

F.   The Fund agrees to redeem or repurchase Shares tendered by shareholders of the Fund in accordance with the Fund’s obligations in the Prospectus and the Registration Statement. The Fund reserves the right to suspend such repurchase right upon written notice to the Distributor.

G.   The Distributor shall enter into agreements with Financial Intermediaries in order that such Financial Intermediaries may sell Shares. The form of any dealer agreement shall be approved by the Fund (“Standard Dealer Agreement”). The Distributor shall not be obligated to make any payments to the Financial Intermediaries or other third parties, unless (i) Distributor has received an authorized payment from the Fund pursuant to the Fund’s plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act (“Plan”) and (ii) such Plan has been approved or authorized by the Board.

H.   The Distributor shall not be obligated to sell any certain number of Shares.

I.   The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board.

J.   The services furnished by the Distributor hereunder are not to be deemed exclusive, and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

L.   Notwithstanding anything herein to the contrary, the Distributor shall not be required to register as a broker or dealer in any specific jurisdiction or to maintain its registration in any jurisdiction in which it is now registered.

3.   Representations, Warranties and Covenants of the Fund.

A.   The Fund hereby represents and warrants to the Distributor, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(i)	it is duly organized and in good standing under the laws of the State of Delaware and is registered as a closed-end management investment company under the 1940 Act;

(ii)

this Agreement has been duly authorized, executed and delivered by the Fund and, when executed and delivered, will constitute a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)

it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws/operating agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

(iv)	the Shares are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable;

(v)

the Registration Statement and Prospectus included therein have been prepared in material conformity with the requirements of the Securities Act and the 1940 Act and the rules and regulations thereunder;

(vi)

all statements of fact contained in the Registration Statement and Prospectus and any marketing material prepared by the Fund or its agents do not and shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor pursuant to this Agreement shall be true and correct in all material respects;

(vii)

the Fund owns, possesses, licenses or has other rights to use all patents, patent applications, trademarks and service marks, trademark and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, “Intellectual Property”) necessary for or used in the conduct of the Fund’s business and for the offer, issuance, distribution and sale of the Fund Shares in accordance with the terms of the Prospectus and this Agreement, and such Intellectual Property does not and will not breach or infringe the terms of any Intellectual Property owned, held or licensed by any third party; and

(viii)

all necessary approvals, authorizations, consents or orders of or filings with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency have been or will be obtained by the Fund in connection with the issuance and sale of the Shares, including registration of the Shares under the Securities Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered.

B.   The Fund shall take, or cause to be taken, all necessary action to register the Shares under the federal and all applicable state securities laws and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Fund authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Shares.

C.   The Fund agrees to advise the Distributor promptly in writing:

(i)

of any material correspondence or other communication by the Securities and Exchange Commission (“SEC”) or its staff to the Fund or its agents relating to the Fund, including requests by the SEC for amendments to the Registration Statement or Prospectus (not including any routine comments to its Registration Statement or Prospectus);

(ii)	in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

(iii)

of the happening of any event, of which the Fund is aware or reasonably should be aware, which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading;

(iv)

of all actions taken by the SEC with respect to any amendments to any Registration Statement or Prospectus which may from time to time be filed with the SEC (not including routine comments on amendments to the Registration Statement);

(v)

in the event that it determines to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise or to suspend the repurchase of Shares at any time as permitted by the 1940 Act or the rules of the SEC; and

(vi)

of the commencement of any litigation or proceedings against the Fund or any of its officers or trustees that the Fund knows of, or reasonably should know of, in connection with, and that could reasonably be expected to have a material adverse effect on, the issue and sale of any of the Shares.

D.   The Fund shall file such reports and other documents as may be required under applicable federal and state laws and regulations, including state blue sky laws, and shall notify the Distributor in writing of the states in which the Shares may be sold and of any changes to such information.

E.   The Fund agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

F.   The Fund shall fully cooperate in the efforts of the Distributor to arrange for the distribution of Shares. In addition, the Fund shall keep the Distributor fully informed of its affairs and shall provide to the Distributor from time to time copies of all information, financial statements, and other papers that the Distributor may reasonably request for use in connection with the distribution of Shares, including certified copies of any financial statements prepared for the Fund by their independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Distributor may request. The Fund shall notify the Distributor of any SEC filings, including the Registration Statement or amendment thereto within one business day of any such filings. The Fund represents that it will not use or authorize the use of any marketing material with respect to the offering of the Shares unless and until such materials have been approved and authorized for use by the Distributor.

G.   The Fund shall provide, and cause each other agent or service provider to the Fund, including the Fund’s transfer agent and investment adviser, to provide, to Distributor in a timely and accurate manner all such information (and in such reasonable medium) that the Distributor may reasonably request that may be necessary for the Distributor to perform its duties under this Agreement.

H.   The Fund shall not file any amendment to the Registration Statement or Prospectus that materially amends any provision therein which pertains to the Distributor, the distribution of the Shares or the applicable sales loads or public offering price without giving the Distributor reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Fund’s right to file at any time such amendments to the Registration Statement or Prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

I.   The Fund has adopted reasonably designed policies and procedures pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, the Fund (and relevant agents) shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent the unauthorized access to or use of, records and information relating to the Fund and the owners of the Shares.

4.   Representations, Warranties and Covenants of the Distributor.

A.   The Distributor hereby represents and warrants to the Fund, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(i)

it is duly organized and existing under the laws of the State of Connecticut, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(ii)

this Agreement has been duly authorized, executed and delivered by the Distributor and, when executed and delivered, will constitute a valid and legally binding obligation of the Distributor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)

it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, operating agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement; and

(iv)

it is registered as a broker-dealer under the Exchange Act and is a member in good standing of FINRA. The Distributor will promptly (to the extent permitted by law) notify the Fund of any regulatory action instituted against the Distributor by the SEC, any state or FINRA that could reasonably be expected to have a material adverse effect on the Distributor’s ability to act as the principal underwriter of the Fund. In addition, the Distributor will notify the Fund if its membership in FINRA is terminated or suspended or if its registration in any state in which sale of the Shares is registered is terminated or suspended.

B.   In connection with all matters relating to this Agreement, the Distributor will comply with the applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, the regulations of FINRA and all other applicable federal or state laws and regulations to the extent such laws, rules and regulations relate to the Distributor’s role as the principal underwriter of the Fund.

C.   The Distributor shall promptly notify the Fund of the commencement of any litigation or proceedings against the Distributor or any of its managers, officers or directors in connection with the issue and sale of any of the Shares.

5.   Compensation.

A.   In consideration of the Distributor’s services in connection with the distribution of Shares, the Distributor shall receive the compensation set forth in Exhibit A.

B.   Except as specified in Section 5.A, the Distributor shall be entitled to no compensation or reimbursement of expenses for services provided by the Distributor pursuant to this Agreement. The Distributor may receive compensation from the Fund’s investment adviser related to its services hereunder or for additional services all as may be agreed to in writing between the investment adviser and the Distributor.

6. Expenses.

A.   The Fund shall bear all costs and expenses in connection with registration of the Shares with the SEC and the applicable states, as well as all costs and expenses in connection with the offering of the Shares and communications with its shareholders, including (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, as well as related marketing material, (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders of the Fund; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Fund pursuant to Section 3.D hereof.

B.   The Distributor shall bear the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. The Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

7.   Indemnification.

A.   The Fund will indemnify and hold harmless the Distributor, its officers, directors and managers, and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act (the “Distributor Indemnified Persons”) from and against any losses, claims, damages or liabilities (the “Losses”), joint or several, to which such Distributor Indemnified Persons may become subject, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in the Prospectus, or (b) the omission or alleged omission to state in the Registration Statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the omission or alleged omission to state therein a material act required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Fund will reimburse the Distributor Indemnified Person, as appropriate, for any reasonable legal or other expenses reasonably incurred by the Distributor Indemnified Person in connection with investigating or defending such Loss. Notwithstanding the foregoing provisions of this Section 7.A, the Fund will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Fund by the Distributor specifically for use in the preparation of the Registration Statement or the Prospectus, and, further, the Fund will not be liable in any such case if it is determined that the Distributor was at fault in connection with the Loss, expense or action. Notwithstanding the foregoing, the Fund shall not indemnify or hold harmless a Distributor Indemnified Person for any Losses or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Distributor Indemnified Person, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Distributor Indemnified Person and (c) a court of competent jurisdiction approves a settlement of the claims against a particular Distributor Indemnified Person and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Fund were offered or sold as to indemnification for violations of securities laws. In no event shall anything contained herein be so construed as to protect a Distributor Indemnified Person against any liability to the Fund or its shareholders to which the Distributor Indemnified Person would otherwise be subject by reason of its willful misfeasance, bad faith, or gross negligence in the performance of the Distributor’s obligations or duties under this Agreement or by reason of the Distributor’s reckless disregard of its obligations or duties under this Agreement.

B.   The Distributor will indemnify and hold harmless the Fund, its officers and trustees, and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act, from and against any Losses to which any of the aforesaid parties may become subject, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in the Prospectus, (b) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading, (c) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of clauses (a)–(c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Distributor specifically for use with reference to the Distributor in the preparation of the Registration Statement or the Prospectus, (d) any use of sales literature not authorized or approved by the Fund or any use of “broker-dealer use only” materials with potential investors or unauthorized verbal representations concerning the Shares by the Distributor, (e) any untrue statement made by the Distributor or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares or (f) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules and the USA PATRIOT Act. The Distributor will reimburse the aforesaid parties in connection with investigation or defending such Loss or action. This indemnity agreement will be in addition to any liability which the Distributor may otherwise have.

C.   Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify in writing the indemnifying party of the commencement thereof and the omission so to notify the indemnifying party will relieve it from any liability under this Section 7 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

D.   The indemnifying party shall pay all reasonable legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

8.   Dealer Agreement Indemnification.

A.   Both parties acknowledge and agree that certain large and significant broker-dealers (all such brokers referred to herein as the “Brokers”), require that Distributor enter into dealer agreements (the “Non-Standard Dealer Agreements”) that contain certain representations, undertakings and indemnification that are not included in the Standard Dealer Agreement.

B.   To the extent that Distributor, after review and approval by the Fund, enters into any Non-Standard Dealer Agreement, the Fund shall indemnify, defend and hold the Distributor Indemnified Persons free and harmless from and against any and all Losses that any Distributor Indemnified Person may incur arising out of or relating to (a) Distributor’s actions or failures to act pursuant to any Non-Standard Dealer Agreement; (b) any representations made by Distributor in any Non-Standard Dealer Agreement to the extent that Distributor is not required to make such representations in the Standard Dealer Agreement; or (c) any indemnification provided by Distributor under a Non-Standard Dealer Agreement to the extent that such indemnification is beyond the indemnification the Distributor provides to intermediaries in the Standard Dealer Agreement. In no event shall anything contained herein be so construed as to protect a Distributor Indemnified Person against any liability to the Fund or its shareholders to which the Distributor

Indemnified Person would otherwise be subject by reason of its willful misfeasance, bad faith, or gross negligence in the performance of the Distributor’s obligations or duties under the Non-Standard Dealer Agreement or by reason of the Distributor’s reckless disregard of its obligations or duties under the Non-Standard Dealer Agreement.

9.   Limitations on Damages. Neither Party shall be liable for any consequential, special or indirect losses or damages suffered by the other Party, whether or not the likelihood of such losses or damages was known by the Party.

10.   Force Majeure. Neither Party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, Acts of Nature (including fire, flood, earthquake, storm, hurricane or other natural disaster); action or inaction of civil or military authority; acts of foreign enemies; war; terrorism; riot; insurrection; sabotage; epidemics; labor disputes; civil commotion; or interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; provided, however, that in each specific case such circumstance shall be beyond the reasonable control of the party seeking to apply this force majeure clause.

11.   Duration and Termination. This Agreement shall remain in effect for one year, and thereafter shall continue automatically for successive annual periods, provided that (1) such continuance is specifically approved at least annually by (a) the vote of the Board or the vote of a majority of the outstanding voting securities of the Fund and (b) the vote of a majority of the Fund’s trustees who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party, in accordance with the requirements of the 1940 Act and (2), if a plan under Rule 12b-1 of the 1940 Act is in effect, such continuance of the plan and this Agreement is specifically approved at least annually by a majority of the Fund’s trustees who are not “interested persons” and who have no financial interest in the operation of such plan or in any agreements related to such plan. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Fund, or by vote of the Fund’s trustees (or, if a plan under Rule 12b-1 is in effect, a majority of the Fund’s trustees who are not “interested persons” and who have no financial interest in the operation of such plan or in any agreements related to such plan), or by the Distributor. This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).

12.   Anti-Money Laundering Compliance. The Fund and the Distributor each agree to comply (or to have a designee comply) with the USA PATRIOT Act of 2001 and any applicable U.S. Department of Treasury regulations issued thereunder that require reasonable efforts to verify the identity of new customers, maintain customer records, and check the names of new customers against the list of Specially Designated Nationals and Blocked Persons. In addition, the Fund and the Distributor each agree to comply (or to have a designee comply) with all Executive Orders and federal regulations administered by the U.S. Department of Treasury Department’s Office of Foreign Asset Control. Further, the Distributor agrees, upon receipt of an “information request” issued under Section 314(a) of the USA PATRIOT Act, to provide (or to have its designee provide) the Financial Crimes Enforcement Network with information regarding: (i) the identity of a specified individual or organization; (ii) account number; (iii) all identifying information provided by the account holder; and (iv) the date and type of transaction. The Distributor or its designee from time to time will monitor account activity to identify patterns of unusual size or volume, geographic factors, and any other potential signals of suspicious activity, including possible money laundering or terrorist financing. The Fund reserves the right to reject account applications from new customers who fail to provide necessary account information or who intentionally provide misleading information.

13.   Privacy. The Fund and the Distributor shall: (a) abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act; (ii) the privacy standards and requirements of any other applicable federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time; and (b) refrain from the use or disclosure of nonpublic personal information (as defined under the Gramm-Leach-Bliley Act) of all customers..

14.   Confidentiality. During the term of this Agreement, the Distributor and the Fund may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means non-public or proprietary information belonging to the Distributor or the Fund which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to either party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, customer lists, business plans, and all provisions of this Agreement. Confidential Information does not include: (i) information that was known to the receiving Party before receipt thereof from or on behalf of the Disclosing Party; (ii) information that is disclosed to the Receiving Party by a third person who has a right to make such disclosure without any obligation of confidentiality to the Party seeking to enforce its rights under this Section; (iii) information that is or becomes generally known in the trade without violation of this Agreement by the Receiving Party; or (iv) information that is independently developed by the Receiving Party or its employees or affiliates without reference to the Disclosing Party’s information.

Each party will protect the other’s Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information and will not use the other party’s Confidential Information other than in connection with its obligations hereunder. Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by any regulatory or self-regulatory agency; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; (iii) requested to by the other party; provided that in the event of (i) or (ii) the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicable and cooperate with the other party (at such other party’s expense) in any efforts to prevent such disclosure.

15.   Notices. Any notice in this Agreement permitted to be given, made or accepted by either party to the other, must be in writing and may be given or served by (i) overnight courier, (ii) depositing the same in the United States mail, postpaid, certified, return receipt requested or (iii) electronic delivery. Notice deposited in the United States mail shall be deemed given when mailed. Notice given in any other manner shall be effective when received at the address of the addressee. For purposes hereof the addresses of the parties, until changed as hereafter provided, shall be as follows:

To the Fund:	Gladstone Alternative Income Fund 1521 Westbranch Drive, Suite 100 McLean, Virginia 22102 Attention: David Gladstone, Chairman and Chief Executive Officer

To the Distributor:	Gladstone Securities, LLC 1521 Westbranch Drive, Suite 100 McLean, Virginia 22102 Attention: John Kent

With a copy to:	The Gladstone Companies 1521 Westbranch Drive, Suite 100 McLean, Virginia 22102 Attention: Michael B. LiCalsi, General Counsel and Secretary

16.   Governing Law. This Agreement and its validity, interpretation and construction shall be governed by the laws of the State of New York. The Fund and the Distributor agree that venue for any action brought in connection with this Agreement shall lie exclusively in Fairfax County, Virginia.

17.   No Waiver. Failure by either party to promptly insist upon strict compliance with any of the obligations of the other party under this Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance with respect to any obligation hereunder.

17.   Entire Agreement. This Agreement constitutes the complete and exclusive statement of the agreement between the parties relating to the subject matter hereof and supersedes all prior written and oral statements or agreements with respect to such subject matter.

18.   Survival. The provisions of Sections 5, 6, 7, 8, 9, 13, 14, 16, and 18 of this Agreement shall survive any termination of this Agreement.

19.   Headings. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

20.   Severability. In the event that any court of competent jurisdiction declares any provision of this Agreement invalid, such invalidity shall have no effect on the other provisions hereof, which shall remain valid and binding and in full force and effect, and to that end the provisions of this Agreement shall be considered severable.

21.   Successors and Amendments.

A.   This Agreement shall inure to the benefit of and be binding upon the Distributor and the Fund and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

B.   This Agreement may be amended by the mutual written agreement of the Distributor and the Fund. If required under the 1940 Act, any such amendment must be approved by the Board, including a majority of the Board who are not interested persons, as such term is defined in the 1940 Act, of any party to this Agreement, by vote cast in person at a meeting for the purpose of voting on such amendment.

22.   Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

GLADSTONE ALTERNATIVE INCOME FUND

By:	__________________________
Name: David Gladstone
Title: Chief Executive Officer

GLADSTONE SECURITIES, LLC

By:	________________________
Name: John Kent
Title: Managing Principal

EXHIBIT A

Compensation

SALES LOADS:

Any and all upfront commissions on sales of Shares notified by the Fund in writing to the Distributor in respect of a particular Financial Intermediary up to the maximum such upfront commission rate set forth in the Prospectus filed with the SEC and in effect at the time of sale of such Shares.

Such commissions shall be paid by the Distributor to the applicable Financial Intermediaries as set forth in the Prospectus and only after, for so long as and to the extent that the Distributor has received such sales loads from the Fund.

DISTRIBUTION AND/OR SERVICING FEE:

The Fund will pay the Distributor such ongoing quarterly fee as may be set forth from time to time in the Prospectus and such fee shall be paid by the Distributor to the applicable Financial Intermediaries as set forth in the Prospectus and only after, for so long as and to the extent that the Distributor has received such sales loads from the Fund.

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